EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2014-CCRE15 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Co-Trustee with respect to the mortgage loans secured by Google and Amazon Office Portfolio, 625 Madison Avenue and Winchester FEMA, Wells Fargo Bank, National Association, as and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Primary Servicer with respect to the Winchester FEMA Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 625 Madison Avenue Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 625 Madison Avenue Mortgage Loan, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Co-Trustee for the 625 Madison Avenue Mortgage Loan, U.S. Bank National Association, as Co-Trustee for the 625 Madison Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 625 Madison Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 625 Madison Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 625 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Google and Amazon Office Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Google and Amazon Office Portfolio Mortgage Loan, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Co-Trustee for the Google and Amazon Office Portfolio Mortgage Loan, U.S. Bank National Association, as Co-Trustee for the Google and Amazon Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Google and Amazon Office Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Google and Amazon Office Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Google and Amazon Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 1760 Third Avenue Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 1760 Third Avenue Mortgage Loan, U.S. Bank National Association, as Trustee for the 1760 Third Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1760 Third Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1760 Third Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 1760 Third Avenue Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the 1760 Third Avenue Mortgage Loan.

Dated: March 12, 2021

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)